CNL Strategic Residential Credit, Inc. 10-12G

Exhibit 3.2

BYLAWS OF

 CNL STRATEGIC RESIDENTIAL CREDIT, INC.

ARTICLE I

 OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of CNL Strategic Residential Credit, Inc., a Maryland corporation (the “Company”), shall be located at such place or places as the Board of Directors (as defined below) may designate from time to time.

SECTION 2. ADDITIONAL OFFICES. The Company may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE. All meetings of stockholders shall be held at the principal office of the Company or at such other place as shall be set in accordance with these bylaws (the “Bylaws”). The Board of Directors may determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of Directors, as such term is defined below, and the transaction of any business within the powers of the Company shall be held on the date and at the time and place set by the Board of Directors but not less than thirty (30) days after delivery of the annual report.

SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by (i) the chief executive officer, the president or the chairman of the Board of Directors; (ii) a majority of the Board of Directors; or (iii) a majority of the Company’s independent directors (“Independent Directors”) as defined in the Charter (defined below). Any such special meeting of stockholders shall be held on the date and at the time and place set by the chief executive officer, the president, the chairman of the Board of Directors, the Board of Directors or the Independent Directors, whoever has called the meeting. A special meeting of stockholders shall also be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders at the request in writing of stockholders holding outstanding shares of stock of the Company of any class or series (“Equity Shares”), including common and preferred stock, entitled to cast at least ten percent (10%) of all votes entitled to be cast on such matter at any such special meeting. Written notice of any special meeting called pursuant to the foregoing sentence will be provided to all stockholders within ten (10) days after any such request is received, stating the purpose of the meeting and time and place of the meeting specified in the request, or if none is specified, a time and place convenient to the stockholders.  Notwithstanding anything to the contrary herein, such meeting shall be held on a date not less than fifteen (15) nor more than sixty (60) days after distribution of the notice.

SECTION 4. NOTICE. Except as provided otherwise in Section 3 of this Article II, not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute or these Bylaws, the purpose for which the meeting is called, either by mail to the address of such stockholder as it appears on the records of the Company, by presenting it to such stockholder personally, by leaving it at such stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s post office address as it appears on the records of the Company, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Company may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects in writing to receiving such single notice or revokes in writing a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

SECTION 5. SCOPE OF NOTICE. Subject to Section 12(a) of this Article II, any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Company may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 5.

SECTION 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this section shall not affect any requirement under any statute, any other provision of these Bylaws, or the Company’s charter (the “Charter”) for the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of the stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting. At such adjourned meeting at which a quorum is established, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7. VOTING. A majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director, and the concurrence of the Board of Directors to such action shall not be required. With respect to the election of Directors, “a majority of all the votes cast” shall mean that a nominee for Director receives the affirmative vote of a majority of the total votes cast for and against or affirmatively withheld as to such nominee. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or in the Charter, each Equity Share owned of record on the applicable record date, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

SECTION 8. PROXIES. A holder of record of Equity Shares may cast votes in person or by proxy that is (a) executed by the stockholder or by the stockholder’s duly authorized attorney in fact or authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws, and (c) filed in accordance with the procedures established by the Company. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Company before or at the time of the meeting. No proxy shall be valid more than eleven months after the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Equity Shares registered in the name of a corporation, partnership, limited liability company, joint venture, trust or other entity, if entitled to be voted, may be voted by the chief executive officer, the president or a vice president, managing member, member, general partner, trustee or other fiduciary thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Equity Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Equity Shares. Any trustee or other fiduciary, in such capacity, may vote Equity Shares registered in such trustee’s or such fiduciary’s name, either in person or by proxy.

Equity Shares owned directly by the Company or indirectly by the Company’s subsidiaries shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by the Company in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Company that any Equity Shares registered in the name of the stockholder are held for the account of a specific person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors consider necessary or desirable. On receipt by the secretary of the Company of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

SECTION 10. INSPECTORS. At or before any meeting of stockholders, the Board of Directors or the chairman of the meeting may appoint one or more persons as inspectors for such meeting (or one or more entities that designate individuals to act as inspectors at the meeting) or any postponement or adjournment thereof and any successor to an inspector. Except as otherwise provided by the chairman of the meeting, such inspectors, if any, shall ascertain and report the number of Equity Shares represented at the meeting, in person or by proxy, based upon their determination of the validity and effect of proxies, determine the existence of a quorum, count all votes, report the results to the chairman of the meeting, hear and determine all challenges and questions arising in connection with the right to vote and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 11. ORGANIZATION AND CONDUCT OF MEETINGS. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors or the chairman of the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following individuals present at the meeting in the following order: the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary or, in the absence of such individuals, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The secretary or, in the case of a vacancy in the office of the secretary or the secretary’s absence, an individual appointed by the Board of Directors or the chairman of the meeting shall act as secretary of the meeting. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting shall record the minutes of the meeting. Even if present at the meeting, the individual holding the office named herein may delegate to another individual the power to act as chairman or secretary of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies or such other persons as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies or such other persons as the chairman of the meeting may determine; (iv) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (v) determining when and for how long polls should be opened and when the polls should be closed and when announcement of the results should be made; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

SECTION 12. NOMINATIONS AND STOCKHOLDER BUSINESS.

(a) Annual Meetings of Stockholders.

(1) With respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered may be made by the stockholders only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or a nomination and governance committee of the Board of Directors or (iii) by any stockholder of the Company who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 12(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Company and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information and representations required under this Section 12 and shall be delivered to the secretary at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Company’s first annual meeting or in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in a solicitation of proxies for election of Directors (even if an election contest is not involved), or would otherwise be required in such solicitation, in each case pursuant to Regulation 14A (or any successor regulation) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, and (B) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person, (A) the class, series and number of all shares of stock or other securities of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person, (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person, (C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Company disproportionately to such person’s economic interest in the Company Securities and (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Company, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (2) of this Section 12(a) and any Proposed Nominee, (A) the name and address of such stockholder, as they appear on the Company’s books, and the current name and address, if different, of any Stockholder Associated Person and any Proposed Nominee and (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; (v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal; and (vi) to the extent known by the stockholder giving the notice, the name and address of any other person financially supporting Proposed Nominee or the proposal of other business.

“Stockholder Associated Person” of any stockholder shall mean (i) any person who is a member, with such stockholder, of any “group,” as that term is used for purposes of Section 13(d)(3) of the Exchange Act or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any solicitation of proxies, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder.

(3) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by: (i) a written representation executed by the Proposed Nominee (A) that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Director that has not been disclosed to the Company, (II) consents to be named in a proxy statement as a nominee, (III) consents to serve as a Director if elected, (IV) will notify the Company simultaneously with any notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a Director and (V) does not need any permission or consent from any third party (including any employer or any other board or governing body on which such Proposed Nominee serves) to serve as a Director, if elected, that has not been obtained; (B) attaching copies of any and all requisite permissions or consents; and (C) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded); and (ii) a written representation executed by the stockholder that such stockholder will (A) notify the Company as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a Director at the annual meeting, (B) furnish such other or additional information as the Company may request for the purpose of determining whether the requirements of this Section 12 have been satisfied or of evaluating any nomination or other business described in the stockholder’s notice and (C) appear in person or by proxy at the meeting to present each Proposed Nominee or to bring such business before the meeting, as applicable, and acknowledges that, if the stockholder does not so appear in person or by proxy at the meeting to present each Proposed Nominee or bring such business before the meeting, as applicable, the Company need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any Proposed Nominee or any proposal related to such other business need not be counted or considered.

(4) Notwithstanding anything in the second sentence of Section 12(a)(2) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action made by the Company at least one hundred thirty (130) days prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. No stockholder may make a proposal of other business to be considered at a special meeting or, except as contemplated by and in accordance with the next two sentences of this Section 12(b), nominate an individual for election to the Board of Directors at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Company’s notice of meeting only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing Directors in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the stockholder proposes to nominate for election of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Section 12(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company’s notice of meeting, if the stockholder’s notice complies with the requirements of Section 12(a)(2) and (3) and is delivered to the secretary at the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors (or a nominating and governance committee of the Board of Directors) to be elected at such meeting. The postponement or adjournment of a special meeting (or public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) If any information or representation submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders, including any information or representation from a Proposed Nominee, shall be inaccurate in any material respect, such information or representation may be deemed not to have been provided in accordance with this Section 12. Any such stockholder shall notify the Company of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information or representation. Upon written request by the secretary or the Board of Directors, any stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12, (ii) a written update of any information (including, if requested by the Company, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 12 as of an earlier date and (iii) an updated representation by each Proposed Nominee that such individual will serve as a director of the Company if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or representation within such period, the information as to which such written verification, update or representation was requested may be deemed not to have been provided in accordance with this Section 12. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(2) Only such individuals who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election by stockholders as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of Directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 12 (including the timely provision of all information and representations with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 12). If the Company provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of Directors to be elected at a meeting, the stockholder must provide written notice to the Company within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of Directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 12 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(3) For purposes of this Section 12, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12, a stockholder also shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals or the right of the Company to omit a proposal from, in the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 12 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies from substantially all of the holders of any class of securities conducted in accordance with applicable state and federal securities laws.

SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order or any stockholder shall demand that voting be by ballot.

SECTION 14. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Company. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS; NUMBER; QUALIFICATIONS; RESIGNATION. The business and affairs of the Company shall be managed under the direction of its board of directors (also referred to herein as “Board” or “Board of Directors”, and each director being referred to as a “Director” or collectively, the “Directors”). Notwithstanding the other requirements set forth herein and in the Charter, a Director shall be an individual at least twenty-one (21) years of age who is not under legal disability. The number of Directors that shall constitute the whole board shall not be less than three (3) nor more than eleven (11). Within such limits, the actual number of directors which shall constitute the whole board shall be as fixed from time to time by the Board of Directors. Any Director may resign at any time by delivering a resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 2. NOMINATIONS. For so long as the Advisory Agreement (the “Advisory Agreement”) by and between the Company and CNL Residential Credit Manager, LLC (the “Advisor”) and the Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between the Advisor and Balbec Capital Management, L.P. (the “Sub-Advisor”) are in effect, the Board of Directors must include one individual designated for nomination by the Advisor and one individual designated for nomination by the Sub-Advisor, subject to the approval of the nomination of such director designees by the Board of Directors; provided, however, that in the event the number of Directors constituting the Board of Directors is increased pursuant to this Article III, such number of director designees of the Advisor or the Sub-Advisor, as the case may be, shall be increased as necessary by a number that will result in individuals designated by the Advisor or the Sub-Advisor, as the case may be, representing not less than 20% of the total number of Directors. Only an individual designated for nomination as a Director by the Advisor or the Sub-Advisor, as the case may be, shall be eligible for nomination or election as a successor to a Director designated for nomination by the Advisor or the Sub-Advisor, as the case may be. In addition, for so long as the Advisory Agreement and the Sub-Advisory Agreement are in effect, the Board of Directors must include three Independent Directors jointly designated for nomination by the Advisor and the Sub-Advisor after consultation with each other, subject to the approval of the nomination of such Independent Director designees by the Board of Directors; provided, however, that in the event the number of Directors constituting the Board of Directors is increased pursuant to this Article III, such number of Independent Director designees of the Advisor and the Sub-Advisor shall be increased as necessary by a number that will result in individuals jointly designated by the Advisor and the Sub-Advisor representing not less than the minimum number of Independent Directors required under applicable law and pursuant to the Charter and these Bylaws. Only an individual jointly designated for nomination as an Independent Director by the Advisor and the Sub-Advisor shall be eligible for nomination by the Board of Directors as a successor to an Independent Director jointly designated for nomination by the Advisor and the Sub-Advisor.

SECTION 3. REGULAR AND ANNUAL MEETINGS. A meeting of the Board of Directors shall be held at least quarterly in person or by means of remote communication. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chief executive officer, president, or chairman of the board or by a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Notice of any annual, regular or special meeting shall be given by written notice delivered personally or by facsimile, electronic mail or mail to each Director at his or her business or residence address. Personally delivered, facsimile transmitted or electronically mailed notices shall be given at least two (2) days prior to the meeting. Notice by facsimile shall be promptly followed by mailed notice. Notice by mail shall be given at least five (5) days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by facsimile transmission, a notice shall be deemed given and received upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer-back indicating receipt. If given by electronic mail, a notice shall be deemed given and received when the electronic mail is transmitted to the recipient’s electronic mail address provided in writing by the recipient and electronic confirmation of receipt (either by reply from the recipient or by automated response to a request for delivery receipt) is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 5. Except for facsimile and electronic mail notices sent as expressly described above, no notice hereunder shall be effective if sent or delivered by electronic means. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

SECTION 6. QUORUM. A whole number of Directors equal to at least a majority of the Directors then in office, including a majority of Independent Directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if a quorum is not established at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice; and provided further, that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority or such other percentage of such group.

The Directors present at a meeting that has been duly called and convened and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.

SECTION 7. VOTING. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws unless the concurrence of a particular group of Directors or of a greater proportion is required for such action by applicable statute, the Articles of Incorporation or these Bylaws.

SECTION 8. MEETINGS BY REMOTE COMMUNICATION. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors.

SECTION 10. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Until such time as the Company becomes subject to Section 3-804(c) of the MGCL, any vacancy on the Board of Directors for any cause other than an increase in the number of Directors may be filled by a majority of the remaining Directors, even if such majority is less than a quorum; any vacancy in the number of Directors created by an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors; and any individual so elected as Director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. At such time as the Company becomes subject to Section 3-804(c) of the MGCL and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. In the event of a vacancy among the Independent Directors, the remaining Independent Directors shall nominate replacements for such position.

SECTION 11. COMPENSATION. Subject to the provisions of the Charter, the Directors may, in the discretion of the entire Board of Directors, receive annual or monthly compensation for their services as Directors, including but not limited to fixed sums per meeting and/or per visit to real property or other facilities owned or leased by the Company, and/or for any service or activity performed or engaged in as Directors on behalf of the Company. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each such meeting, property visit, and/or other service or activity they performed or engaged in as Directors on behalf of the Company. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 12. CHAIRMAN OF THE BOARD. The Directors from time to time may elect a chairman of the board. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors, and the chairman of the board shall have and perform such other duties as from time to time may be assigned to the chairman of the board by the Board of Directors.

SECTION 13. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with which moneys or shares have been deposited.

SECTION 14. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

SECTION 15. RELIANCE. Each Director and officer of the Company shall, in the performance of such Director’s or officer’s duties with respect to the Company, be entitled to rely on and be fully justified and protected with regard to any act or failure to act in reliance in good faith upon, any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

SECTION 16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Directors shall have no responsibility to devote their full time to the affairs of the Company. Any Director, officer, employee or agent of the Company, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Company, subject to the adoption of any policies relating to such interests and activities adopted by the Board of Directors and applicable law.

SECTION 17. RATIFICATION. The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Company or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Company and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

ARTICLE IV

COMMITTEES

SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Audit Committee and other committees, composed of one (1) or more Directors to serve at the pleasure of the Board of Directors. At least a majority of the members of each committee of the Board of Directors, or if a committee numbers two (2) or less, both Directors, must be Independent Directors.

SECTION 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more Directors, as the committee deems appropriate in its sole and absolute discretion.

SECTION 3. COMMITTEE PROCEDURES. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business at any committee meeting. The action of a majority of those present at a meeting at which a quorum is present shall be action of such committee. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member, subject to the requirements of Section 1 of this Article IV. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a consent in writing or by electronic transmission which sets forth the action to be taken is given by each member of the committee and filed with the minutes of the proceedings of such committee. The members of a committee may conduct any meeting thereof by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

SECTION 4. CHANGES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy on any committee, to designate an alternate member to replace any absent or disqualified member of any committee, to dissolve any committee or to withdraw or add to any powers previously delegated to any committee.

ARTICLE V

OFFICERS

SECTION 1. GENERAL PROVISIONS. The officers of the Company may consist of a chairman of the board, a chief executive officer, a president, a chief operating officer, one or more vice presidents, a chief financial officer and treasurer, a secretary, one or more assistant secretaries and one or more assistant treasurers, as determined by the Board of Directors. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided. Any two (2) or more offices except (i) chief executive officer and vice president, or (ii) president and vice president, may be held by the same person, although any person holding more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. In its discretion, the Board of Directors may leave unfilled any office except that of the chief executive officer, the president, the treasurer and the secretary. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

SECTION 2. REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by delivering a resignation to the Board of Directors, the chairman of the board, the chief executive officer or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

SECTION 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer from among the elected officers. In the absence of such designation, the president shall be the chief executive officer of the Company. The chief executive officer shall in general supervise the management of the business affairs of the Company and the implementation of the policies of the Company, as determined by the Board of Directors. He or she shall, when present and in the absence of the chairman of the board, preside at all meetings of the Board of Directors. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5. PRESIDENT. The president, subject to the control of the Board of Directors and with the chief executive officer, shall in general supervise and control all of the business and affairs of the Company. He or she shall, when present and in the absence of the chairman of the board and the chief executive officer, preside at all meetings of the Board of Directors. He or she may sign with the secretary or any other proper officer of the Company authorized by the Board of Directors, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the chief executive officer or the Board of Directors from time to time.

SECTION 6. CHIEF OPERATING OFFICER. The Company may have a chief operating officer, which, under the direction of the chief executive officer, shall have general management authority and responsibility for the day-to-day implementation of the policies of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief operating officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 7. VICE PRESIDENTS. In the absence of the chief executive officer, the president, the chief operating officer or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer or the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president. Each of the vice presidents shall additionally have authority to perform such other duties as from time to time may be assigned to him or her by the chief executive officer, by the president, by the chief operating officer or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

SECTION 8. SECRETARY. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of the Charter or these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal (if any) of the Company; (iv) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) have general charge of the share transfer books of the Company; and (vi) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, by the president, by the chief operating officer or by the Board of Directors.

SECTION 9. CHIEF FINANCIAL OFFICER AND TREASURER. The chief financial officer and treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Board of Directors, at the regular meetings of the Board of Directors or whenever the Board of Directors may require it, an account of all his or her transactions as chief financial officer and of the financial condition of the Company.

SECTION 10. ASSISTANT SECRETARIES. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the secretary, or by the chief executive officer, the president, or the Board of Directors.

SECTION 11. ASSISTANT TREASURERS. The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the chief financial officer and treasurer, or by the chief executive officer, the president, or the Board of Directors.

SECTION 12. GENERAL COUNSEL. The role of the general counsel, include providing legal advice to the corporation, overseeing legal compliance, managing litigation, supervising outside counsel, and ensuring the Company’s legal interests are protected.

SECTION 13. COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director. The Board of Directors may delegate authority to fix compensation to the president or chief executive officer for Company employees, if any, not specifically listed in this Article.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors or any advisor of the Company approved by the Board of Directors and acting within the scope of its authority pursuant to a management agreement with the Company may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be deemed valid and binding upon the Company when so authorized or ratified by action of the Board of Directors or an advisor acting within the scope of its authority pursuant to a management agreement and executed by an authorized person.

SECTION 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by the Board of Directors.

SECTION 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

EQUITY SHARES

SECTION 1. CERTIFICATES. The Company will not issue stock certificates. A stockholder’s investment will be recorded on the books of the Company. A stockholder wishing to transfer such stockholder’s Equity Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder’s request.

SECTION 2. TRANSFERS. Transfers of Equity Shares shall be effective, and the transferee of the Equity Shares will be recognized as a holder of such Equity Shares as of the first day of the following month on which the Company receives properly executed documentation.

The Company shall be entitled to treat the holder of record of any Equity Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

SECTION 3. NOTICE OF ISSUANCE OR TRANSFER. Upon issuance or transfer of Equity Shares, the Company shall send the stockholder a written statement that complies with any requirements of the Charter and reflects such investment or transfer. In addition such written statement shall set forth (i) the name of the Company; (ii) the name of the stockholder or other person to whom it is issued or transferred; (iii) the class of shares and number of shares purchased; (iv) the designations and any preferences, conversions and other rights, voting powers, restrictions, limitations as to Distributions (as defined below), qualifications and terms and conditions of redemption of the shares of each class which the Company is authorized to issue; (v) the differences in the relative rights and preferences between the shares of each series of shares to the extent they have been set; (vi) the authority of the Board of Directors to set the relative rights and preferences; (vii) the restrictions on transferability of the shares sold or transferred (without affecting § 8-204 of the Commercial Law Article of the Annotated Code of Maryland); and (viii) any other information required by law. The Company, alternatively, may furnish notice that a full statement of the information contained in the foregoing subsections (i) through (viii) and otherwise complying with the Charter will be provided to any stockholder upon request and without charge.

SECTION 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or determining stockholders entitled to receive payment of any Distribution or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this Section 4, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than one hundred twenty (120) days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

SECTION 5. SHARE LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger, in written form or in any other form which can be converted within a reasonable time into written form for visual inspection, containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

SECTION 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Directors may authorize the Company to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Directors may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution, provided that the fiscal year of the Company shall be the calendar year for all taxable periods following the Company’s election as, and prior to any termination or revocation of the election of the Company as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

ARTICLE IX

DISTRIBUTIONS

SECTION 1. AUTHORIZATION. Dividends and other distributions upon the Equity Shares of the Company (“Distributions”) may be authorized by the Board of Directors and declared by the Company, subject to the provisions of law and the Charter. Distributions may be paid in cash, stock, or other property of the Company, subject to the provisions of law and the Charter.

SECTION 2. CONTINGENCIES. Before payment of any Distributions, there may be set aside out of any assets of the Company available for Distributions such sum or sums as the Board of Directors may from time to time, in its sole and absolute discretion, think proper as a reserve fund for contingencies, for equalizing Distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board Directors shall determine to be in the best interest of the Company, and the Board Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole and absolute discretion.

ARTICLE XI

SEAL

SECTION 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Company. The seal shall have inscribed thereon the name of the Company and the year of its organization or be in such other form as may be approved by the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 2. AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

SECTION 1. AMENDMENTS. The Board of Directors shall have the exclusive power, at any time, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

SECTION 2. LOCATION OF BYLAWS. The original or a certified copy of these Bylaws, including any amendments thereto, shall be kept at the Company’s principal office, as determined pursuant to Article I, Section 1 of these Bylaws.

The foregoing are certified as the Bylaws of the Company as of May 27, 2025.

/s/ Chirag Bhavsar